Foley & Lardner

330 N. Wabash Avenue Suite 3300

Chicago, Illinois 60611



December 18, 1995



Jefferson Fund Group Trust

233 South Wacker Drive Suite 4500

Chicago, Illinois 60606



Gentlemen:



	We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-1A and amendments thereto relating to the sale by you of an indefinite amount of shares of beneficial interest, no par value, in Jefferson Fund Group Trust (the "Beneficial Interest"), in the manner set forth in the Registration Statement. In this connection, we have examined: (a) the Registration Statement on Form N-1A and all amendments thereto; (b) the Rule 24f-2 Notice for Jefferson Fund Group Trust dated December 20, 1995; (c) corporate proceedings relative to the authorization for issuance of shares of Beneficial Interest; and (d) such other proceedings, documents and records as we deemed necessary to enable us to render this opinion.

	Based on the foregoing, we are of the opinion that the shares of Beneficial Interest sold in the fiscal year ended October 31, 1995 in reliance upon registration pursuant to Rule 24f-2 under the Investment Company Act of 1940 and in the manner set forth in the Registration Statement were legally issued, full paid and nonassessable. We have not examined the stock register books of Jefferson Fund Group Trust. In opining that the shares of Stock sold in the fiscal year ended October 31, 1995 were fully paid, we have relied upon a certificate of an officer of Jefferson
Fund Group Trust as to the consideration received for such shares.

	We hereby consent to the use of this opinion in connection with the filing of the Rule 24f-2 Notice for Jefferson Fund Group
Trust for its fiscal year ended October 31, 1995. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

						Very truly yours,



					FOLEY & LARDNER

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